Exhibit 99.1

Jefferies Agrees to Sell Remaining 31% Interest in National Beef to Marfrig;

Proceeds of $970 Million Expected to Be Realized On or About November 30, 2019

New York, New York – November 17, 2019 – Jefferies Financial Group Inc. (NYSE:JEF) (“Jefferies”) announced today that it has entered into a definitive agreement to sell its remaining 31% interest in National Beef to Marfrig Global Foods (“Marfrig”). This follows our original sale to Marfrig of a 48% interest in National Beef in June 2018. Under the terms of this agreement, Jefferies will realize a total of $970 million in cash, including $860 million of proceeds from Marfrig and $110 million from final distributions from National Beef. Closing is expected on or about November 30, 2019, subject to limited and customary closing conditions.

The transaction will result in a pre-tax gain of approximately $210 million being recognized by Jefferies. Our last published valuation of our remaining interest in National Beef was $903 million as of May 31, 2019. Since that date, we have received $66 million in distributions and now a further $970 million for our remaining interest.

Rich Handler, CEO, and Brian Friedman, President, of Jefferies, commented: “We have sold our interest in National Beef at what we consider an attractive price and in furtherance of our stated strategic goals of focusing and investing in Investment Banking, Capital Markets and Asset Management, simplifying our overall company, reducing volatility and lumpiness in our results, and returning excess capital to shareholders.

“With this sale, we bring to a close Jefferies’ incredibly successful investment in National Beef. Having initially invested $868 million to acquire 79% of National Beef eight years ago, we persevered during National Beef’s severe downturn and were rewarded with strong cash distributions from operations, and now the sale of our remaining interest. We will have realized an aggregate of almost $3 billion in cash, or 3.3 times our original investment in National Beef.

We wish to thank Tim Klein and the management team at National Beef for their outstanding leadership and partnership. We also thank Marcos Molina, Eduardo Miron and Marfrig for their great partnership this last 18 months. We have every confidence that Marfrig and National Beef are exceptionally well-positioned for long-term success.”

Jefferies LLC acted as financial advisor to Jefferies Financial Group.

About Jefferies Financial Group Inc.

Jefferies Financial Group Inc. is a diversified financial services company engaged in investment banking and capital markets, asset management and direct investing. Jefferies Group LLC, our largest subsidiary, is the largest independent full-service global investment banking firm headquartered in the U.S.

About Jefferies Group LLC

Jefferies Group LLC, the largest independent full-service global investment banking firm headquartered in the U.S. focused on serving clients for over 55 years, is a leader in providing insight, expertise and execution to investors, companies and governments. Our firm provides a full range of investment banking, advisory, sales and trading, research and wealth management services across all products in the Americas, Europe and Asia. Jefferies Group LLC is a wholly-owned subsidiary of Jefferies Financial Group Inc. a diversified financial services company.

For further information, please contact:

Jefferies Financial Group Inc.:

Laura Ulbrandt (212) 460-1977

or

Jefferies Group LLC:

Richard Khaleel (212) 284-2556

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements about our future and statements that are not historical facts. These forward-looking statements are usually preceded by the words “should,” “expect,” “intend,” “may,” “will” or similar expressions. Forward-looking statements include our expectations relating to the sale of our interests in National Beef and statements of our future performance, plans and objectives. Forward-looking statements also include statements pertaining to our strategies for future development of our businesses and products. Forward-looking statements represent only our belief regarding future events, many of which by their nature are inherently uncertain or subject to change. It is possible that the actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements. Additional information, including Risk Factors, that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained in reports we file with the SEC. You should read and interpret any forward-looking statement together with this disclaimer and the reports we file with the SEC.